Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of Salesforce, Inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2025.

Name of Entity	Jurisdiction
Salesforce Argentina S.R.L.	Argentina
Vlocity AR SRL	Argentina
OwnCompany Pty. Ltd	Australia
SFDC Australia Pty. Ltd.	Australia
SFDC Austria GmbH	Austria
SFDC Netherlands B.V. Belgium Branch	Belgium
Atonit Tecnologia Da Informação Ltda	Brazil
ClickSoftware Brazil Solucoes em Gestao de Forcas de Trabalho Ltda.	Brazil
Salesforce Tecnologia, Ltda.	Brazil
Acumen Solutions Consulting Canada, Inc.	Canada
Mobify Research and Development Inc.	Canada
PredictSpring Pos Platform Canada Ltd.	Canada
salesforce.com Canada Corporation	Canada
Tableau Canada Co.	Canada
Zoomin Software Canada Ltd.	Canada
Salesforce Chile SpA	Chile
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
Tableau (China) Co., Ltd. Guangzhou Branch	China
Tableau (China) Co., Ltd.	China
Tableau (China) Co., Ltd. Beijing Branch	China
SFDC Colombia S.A.S	Colombia
Salesforce.com Danmark, filial af SFDC Sweden AB	Denmark
SFDC Sweden AB, Suomen sivuliike	Finland
OwnCompany UK Limited – French Branch	France
salesforce.com France S.A.S.	France
SFDC France Data Centre Sárl	France
OwnCompany GmbH	Germany
salesforce.com Germany GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
salesforce.com Hong Kong Limited	Hong Kong
ClickSoftware India Private Limited	India
OwnBackup India Private Limited	India
salesforce.com India Private Limited	India
Salesforce.com India Private Limited Gurgaon Branch	India
salesforce.com India Private Limited Bengaluru Branch	India
salesforce.com India Private Limited Hyderabad Branch	India
salesforce.com India Private Limited Mumbai Branch	India
Slack Technologies India LLP	India
Tableau Software India Pvt. Ltd.	India
Traction on Demand India Private Limited	India

Name of Entity	Jurisdiction
Vlocity Cloud Applications India Private Limited	India
PT Salesforce Solutions Indonesia	Indonesia
SFDC Ireland Limited	Ireland
Slack Technologies Limited	Ireland
ClickSoftware Professional Services Ltd.	Israel
ClickSoftware Technologies Ltd.	Israel
Datorama Technologies Ltd.	Israel
salesforce.com Israel Ltd.	Israel
V.G.O.M. Management Ltd.	Israel
salesforce.com Italy S.r.l.	Italy
Salesforce Japan Co., Ltd.	Japan
Salesforce Korea Limited	Korea, Republic of
SFDC Mexico S. de R.L. de C.V.	Mexico
Salesforce Technologies Morocco	Morocco
SFDC International Holding B.V.	Netherlands
SFDC Netherlands B.V.	Netherlands
SFDC Australia Pty. Ltd. New Zealand Branch	New Zealand
SFDC Norway AS	Norway
SFDC Portugal, Unipessoal LDA	Portugal
salesforce.com Singapore Pte. Ltd.	Singapore
SFDC South Africa (Pty) Limited	South Africa
salesforce Systems Spain, S.L.	Spain
SFDC Sweden AB	Sweden
Salesforce GFO Sarl	Switzerland
salesforce.com sarl	Switzerland
salesforce.com Taiwan Limited	Taiwan
Salesforce.com (Thailand) Co., Ltd.	Thailand
Salesforce Middle East FZ-LLC	United Arab Emirates
ClickSoftware Europe Limited	United Kingdom
OwnCompany UK Limited	United Kingdom
PredictSpring UK Limited	United Kingdom
Salesforce UK Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
Zoomin Software UK Ltd	United Kingdom
450 Mission LLC	United States of America
Acumen Solutions, Inc.	United States of America
Airkit, LLC	United States of America
ClickSoftware, Inc.	United States of America
Computable Insights LLC	United States of America
Demandware, LLC	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, LLC	United States of America
Heroku, Inc.	United States of America

Name of Entity	Jurisdiction
Little Ohana LLC	United States of America
MuleSoft International, LLC	United States of America
MuleSoft, LLC	United States of America
OwnCompany Inc.	United States of America
Phennecs, LLC	United States of America
PredictSpring Inc.	United States of America
Quip LLC	United States of America
Salesforce Communications LLC	United States of America
Salesforce Holdings LLC	United States of America
Salesforce IL Holdings, Inc.	United States of America
Salesforce Investments LLC	United States of America
Salesforce Ventures LLC	United States of America
salesforce.com, LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
SFDC Worldwide Holdings, Inc.	United States of America
Slack Fund LLC	United States of America
Slack Technologies, LLC	United States of America
Spiff, Inc.	United States of America
Tableau Software, LLC	United States of America
Tenyx, Inc.	United States of America
Traction on Demand US LLC	United States of America
Vlocity, LLC	United States of America
Zoomin Software, Inc.	United States of America